Exhibit 10.3

AMENDMENT NO. 1 TO HEALTHCARE REALTY TRUST INCORPORATED
2015 STOCK INCENTIVE PLAN

This Amendment No. 1 to the Healthcare Realty Trust Incorporated 2015 Stock Incentive Plan (this “Amendment”) is entered into effective August 4, 2015 by the Compensation Committee (the “Committee”) of the Board of Directors of Healthcare Realty Trust Incorporated (the “Company”).

RECITALS:

WHEREAS, on May 12, 2015, the Company’s shareholders approved the Healthcare Realty Trust Incorporated 2015 Stock Incentive Plan (the “2015 Plan”);

WHEREAS, in designing the 2015 Plan, the Committee did not intend to include stock options or stock appreciation rights (“SARs”) as forms of awards that could be granted under the 2015 Plan; and

WHEREAS, there is language in the 2015 Plan regarding prohibitions on repricing that could be construed to reference stock options or SARs and the Committee desires to delete such language to clarify that neither stock options nor SARs will be granted under the 2015 Plan.

AMENDMENT:

1.	Defined Terms. Capitalized terms used herein but not defined shall have the meanings attributed to such terms in 2015 Plan.

2.	Amendment. The 2015 Plan is hereby amended as follows:

(a)	Section 3.2 of the 2015 Plan is hereby amended by deleting the parenthetical phrase “(subject to the no repricing provision below)” from subsections g and j.

(b)	Section 5.1 of the 2015 Plan is hereby amended by deleting the parenthetical phrase “(subject, in each case, to the no repricing provisions of Section 3.2)”.

(c)
Section 5.1.1 of the 2015 Plan is hereby amended by: (i) deleting the phrase “, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock, upon passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof”; and (ii) restating subpart (a) to read as follows: “(a) restricted stock having a minimum vesting period of one year from the date of grant, stock bonuses, performance stock, stock units, restricted stock units, and/or dividend equivalents;”.

3.	Reaffirmation. All other terms and conditions of the 2015 Plan are herein reaffirmed in their entirety.

[signatures follow]

IN WITNESS WHEREOF, Healthcare Realty Trust Incorporated has caused this Amendment to be executed this 4th day of August, 2015.

HEALTHCARE REALTY TRUST INCORPORATED

__/s/ Andrew E. Loope____________________
Andrew E. Loope
Senior Vice President and Corporate Counsel